Exhibit 10.2

AMENDMENT TO MASTER FORMATION AGREEMENT

THIS AMENDMENT TO MASTER FORMATION AGREEMENT (this “Amendment”), effective as of June 1, 2007, is entered into by and among Western Gas Resources, Inc. (“WGR”), Western Gas Resources – Westana, Inc. (“Westana”) (WGR and Westana are herein collectively referred to as “Western”) and Atlas Pipeline Partners, L.P. (“Atlas”). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Master Formation Agreement referred to below.

RECITALS

WHEREAS, Western and Atlas entered into that certain Master Formation Agreement dated June 1, 2007 (the “Master Formation Agreement”); and

WHEREAS, Western and Atlas desire to amend certain Sections of the Master Formation Agreement and to amend and restate certain Schedules to the Master Formation Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, conditions and agreements contained herein and in the Master Formation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amendment to Section 1.1 of the Master Formation Agreement. The definition of “Agreed Asset Value” set forth in Section 1.1 of the Master Formation Agreement is hereby amended and restated in its entirety as follows:

““Agreed Asset Value” shall mean $1,090,000,000.00.”

Section 1.2 Amendment to Section 3.2(f) of the Master Formation Agreement. Section 3.2(f) of the Master Formation Agreement is hereby amended by deleting subsection (ii) in its entirety and replacing same with the following:

“(ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto) other than software more specifically described in Schedule 3.3(e),”

Section 1.3 Amendment to Section 3.3(e) of the Master Formation Agreement. Section 3.3(e) of the Master Formation Agreement is hereby amended by deleting such subsection in its entirety and replacing same with the following:

“(e) All computer equipment and phone equipment other than the computers and software more specifically described on Schedule 3.3(e);”

Section 1.4 Amendment and Restatement of certain Schedules to the Master Formation Agreement. Schedule 3.2(a), Schedule 3.2(e) and Schedule 7.7 to the Master Formation Agreement are hereby amended and restated in their entirety to read as set forth on Schedule 3.2(a), Schedule 3.2(e) and Schedule 7.7, respectively, attached hereto. Schedule 3.3(e) is hereby added to the Master Formation Agreement as Schedule 3.3(e).

Section 1.5 Amendment and Restatement of Exhibit A-1 to the Master Formation Agreement. Exhibit A-1 to the Master Formation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A-1 attached hereto.

Section 1.6 Amendment to Section 14.3 of the Master Formation Agreement. The following sentences shall be added to the end of the Section 14.3 of the Master Formation Agreement: “Western agrees that it will not pay the sales tax that it collects at Closing to the taxing authority prior to August 20, 2007. If, on or before August 19, 2007, Western receives written evidence reasonably satisfactory to it that the sales tax collected by Western at Closing is not owed, Western shall return such sales tax to the Company within two (2) Business Days following Western’s receipt of such evidence.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Severability. If any term or any other provision of this Amendment is held invalid, illegal or incapable of being enforced under any rule of Law, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party hereto; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.

Section 2.2 Governing Law and Venue. THIS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS.

Section 2.3 Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 2.4 Ratification. The parties hereto hereby ratify and approve the Master Formation Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Master Formation Agreement, as amended hereby, are and remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date set forth above.

WESTERN GAS RESOURCES, INC.

By:
Robert K. Reeves
Senior Vice President and Secretary

WESTERN GAS RESOURCES — WESTANA, INC.

By:
Robert K. Reeves
Senior Vice President and Secretary

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:
Matthew A. Jones
Chief Financial Officer

Execution Page